EXHIBIT 99.1

500 Linden Oaks

Rochester, New York 14625

VirtualScopics Reports 3rd Quarter 2012 Results

Earnings call scheduled for 11am ET today

ROCHESTER, NY – November 9, 2012 – VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative medical imaging, today reported revenues of $3,328,217 for the third quarter of 2012 compared to revenues of $3,268,807 in the third quarter of 2011. Gross profit for the quarter ended September 30, 2012 was $1,462,056 compared to $1,496,626 for the quarter ended September 30, 2011. Operating loss for the third quarter of 2012 was $53,293 compared to operating income of $19,559 in the third quarter of 2011. Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain (loss) from derivative financial instrument (“Adjusted EBITDA”) for the third quarter of 2012 was $192,045 compared to $341,669 in the comparable period in 2011.

Year to date, ending September 30, 2012, results were as follows:

•	Total revenues of $10,366,236 compared to $10,780,710 for the first nine months of 2011.
•	Gross profit of $4,216,907 compared to $4,917,385 in first nine months of 2011.
•	Adjusted EBITDA of $347,124 compared to $1,223,846 in the comparable period in 2011.
•	Working capital as of September 30, 2012 was $9,510,696 compared to $6,353,054 at December 31, 2011.

“In the third quarter we continued to experience the impact of the slowdown in new project awards, delays in the initiation of new studies, and the resulting impact on our top line,” said Jeff Markin, president and chief executive officer of VirtualScopics.  He stated, “While our third quarter revenues exceeded our prior year third quarter revenues, the rate of growth and the overall level of revenue are below our capability and expectation. Accordingly we have made, and will continue to make, changes to our selling and operational processes to maximize new project bookings and overall client satisfaction.” He concluded, “We are optimistic that because of our strong client relationships, the strengthening of the PPD alliance, and our industry reputation, this slowdown will be temporary and we anticipate returning to our historical growth rates.”

“In light of the softness in our revenues during 2012, we are continuing to actively monitor our level of necessary expenditures,” stated Molly Henderson, chief business and financial officer of VirtualScopics. She added, “We believe the softness in the level of new project awards will improve and, therefore, anticipate continuing to make the important investments in market opportunities that will support our long-term strategic growth.” She continued, “This includes our efforts in the field of personalized medicine which we are continuing to advance.” She concluded, “We have a significant amount of projects awaiting decisions and anticipate that we will receive word on these projects prior to the end of this year, thereby, giving us confidence as we enter 2013.”

Jeff Markin and Molly Henderson will provide a business and third quarter 2012 financial update during the conference call this morning at 11:00 a.m. ET. Interested participants should dial 877.407.8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization and further adjusted to exclude stock compensation expense and the unrealized gain (loss) on the change in fair value of derivative liabilities (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP. However, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net (loss)/income.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of quantitative imaging solutions to accelerate drug and medical device development in addition to improving patient care. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

####

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and efforts to maximize new project bookings, new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards; the risk that they may not get signed; and, the risk that the Company may not receive contract awards which it has sought.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242.7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$3,095,080	$3,047,704	$9,487,055	$9,973,568
Reimbursement revenues	233,137	221,103	879,181	807,142
Total revenues	3,328,217	3,268,807	10,366,236	10,780,710

Cost of revenues	1,633,024	1,551,078	5,270,148	5,056,183
Cost of reimbursement revenues	233,137	221,103	879,181	807,142
Total cost of services	1,866,161	1,772,181	6,149,329	5,863,325
Gross profit	1,462,056	1,496,626	4,216,907	4,917,385

Operating expenses
Research and development	397,803	320,024	1,111,967	984,730
Sales and marketing	312,140	254,696	954,605	864,409
General and administrative	578,107	594,683	1,848,007	1,882,865
Stock-based compensation expense	125,906	194,050	421,092	631,984
Depreciation and amortization	101,393	113,614	320,003	364,062
Total operating expenses	1,515,349	1,477,067	4,655,674	4,728,050
Operating (loss) income	(53,293)	19,559	(438,767)	189,335

Other income (expense)
Interest income	1,044	1,671	2,174	15,903
Other expense	(7,206)	(6,724)	(12,920)	(24,665)
Unrealized (loss) gain on change in fair value of derivative liabilities	(19,794)	548,420	(306,247)	509,621
Total other (expense) income	(25,956)	543,367	(316,993)	500,859
Net (loss) income	(79,249)	562,926	(755,760)	690,194

Preferred stock deemed dividend	-	-	1,806,919	-
Preferred stock dividends	42,000	12,000	95,333	36,989

Net (loss) income available to common stockholders	$(121,249)	$550,926	$(2,658,012)	$653,205

Weighted average number of common shares outstanding
basic	29,747,262	29,329,816	29,608,684	28,809,385
diluted	29,747,762	32,524,658	29,608,684	33,471,117

Basic and diluted (loss) earnings per common share	$0.00	$0.02	$(0.09)	$0.02

*	Cost of revenues includes non-cash stock-based compensation expense of $18,039 and $14,446 for the three months ended
September 30, 2012 and 2011, respectively and $44,796 and $38,465 for the nine months ended September 30, 2012 and 2011, respectively.

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
	(unaudited)
Assets

Current assets
Cash	$8,060,832	$5,737,009
Accounts receivable, net	2,728,663	2,435,496
Prepaid expenses and other current assets	406,438	361,376
Total current assets	11,195,933	8,533,881
Patents, net	1,497,922	1,582,938
Property and equipment, net	418,976	514,230
Other assets	10,856	27,140
Total assets	$13,123,687	$10,658,189

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$913,262	$843,275
Accrued payroll	474,099	759,470
Unearned revenue	240,266	421,486
Derivative liabilities	57,610	156,596
Total current liabilities	1,685,237	2,180,827

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 2,190 at September 30, 2012 and December 31, 2011; liquidation preference $1,000 per share	2	2
Series B 6,000 shares authorized; issued and outstanding, 600 at September 30, 2012 and December 31, 2011; liquidation preference $1,000 per share	1	1
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 and 0 shares at September 30, 2012 and December 31, 2011, respectively; liquidation preference $1,000 per share	3	-
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at September 30, 2012 and December 31, 2011; liquidation preference $1,000 per share	-	-
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 29,747,762 and 29,370,687 shares at September 30, 2012 and December 31, 2011, respectively	29,748	29,371
Additional paid-in capital	21,599,404	17,882,936
Accumulated deficit	(10,190,708)	(9,434,948)
Total stockholders' equity	11,438,450	8,477,362
Total liabilities and stockholders' equity	$13,123,687	$10,658,189

	Three Months Ended	Three Months Ended
	September 30, 2012	September 30, 2011
Adjusted EBITDA (non-GAAP measurement):	(unaudited)	(unaudited)

Net (loss) income	$(79,249)	$562,926
Interest income and other expenses	6,162	5,053
Depreciation and amortization	101,393	113,614
Stock-based compensation expense	143,945	208,496
Unrealized loss (gain) on change in fair value of derivative liabilities	19,794	(548,420)
Adjusted EBITDA	$192,045	$341,669
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.01

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011
Adjusted EBITDA (non-GAAP measurement):	(unaudited)	(unaudited)

Net (loss) income	$(755,760)	$690,194
Interest income and other expenses	10,746	8,762
Depreciation and amortization	320,003	364,062
Stock-based compensation expense	465,888	670,449
Unrealized loss (gain) on change in fair value of derivative liabilities	306,247	(509,621)
Adjusted EBITDA	$347,124	$1,223,846
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.04

-6-